SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

_________________________

Date of Report (date of earliest event reported):  September 21, 2009

PSB HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

WISCONSIN

0-26480

39-1804877

(State or other

(Commission File

(IRS Employer

jurisdiction of

Number)

Identification

incorporation)

Number)

1905 W. STEWART AVENUE

WAUSAU, WI 54401

(Address of principal executive offices, including Zip Code)

(715) 842-2191

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

PSB Holdings, Inc. announced the departure of John Sonnentag from the company’s board of directors effective as of September 15, 2009.  Mr. Sonnentag also resigned from the board of the company’s wholly-owned subsidiary, Peoples State Bank, effective as of the same date.  Mr. Sonnentag had served on both boards since 2002.  Mr. Sonnentag’s departure from the board was due to his retirement, and the company is not aware of any disagreement between Mr. Sonnentag and the company on any matter relating to the company’s operations, policies, or practices.

The company also announced that Mr. Tim Sonnentag will replace Mr. John Sonnentag as a member of the company’s board of directors effective at the next regularly scheduled October 20, 2009, board meeting.  Initially, Mr. Tim Sonnentag will serve only as a director of the company and will not sit on any committees of the board.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

Exhibit 99.1

News release dated September 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSB HOLDINGS, INC.

Date:  September 21, 2009

By:  PETER W. KNITT

Peter W. Knitt

President and Chief Executive Officer

EXHIBIT INDEX

to

FORM 8-K

of

PSB HOLDINGS, INC.

dated September 21, 2009

Pursuant to Section 102(d) of Regulation S-T

(17 C.F.R. Section 232.102(d))

99.1

News release dated September 21, 2009